UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2011

SANDRIDGE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33784	20-8084793
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

123 Robert S. Kerr Avenue
Oklahoma City, Oklahoma	73102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code:  (405) 429-5500

Not Applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 — Entry into a Material Definitive Agreement.

On August 10, 2011, SandRidge Energy, Inc. (“SandRidge”) and SandRidge Permian Trust (the “Trust”) entered into an underwriting agreement, by and among SandRidge, the Trust and the underwriters named therein (the “Underwriters”) providing for the offer and sale by the Trust in a firm commitment underwritten offering of 30,000,000 common units of beneficial interest in the Trust (“Common Units”). The public offering price per Common Unit was $18.00. Pursuant to the Underwriting Agreement, the Trust also granted the Underwriters a 30-day option to purchase an additional 4,500,000 Common Units to cover over-allotments, if any.

The Underwriters and their affiliates have provided, and may provide in the future, investment banking, financial advisory or other financial services for SandRidge and its affiliates, for which they may receive advisory or transaction fees, as applicable, plus out-of-pocket expenses, of the nature and in amounts customary in the industry for these financial services. Certain affiliates of the Underwriters are also lenders under SandRidge’s senior credit facility.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01 — Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1

Underwriting Agreement, dated August 10, 2011, by and among SandRidge, the Trust, and Morgan Stanley & Co. LLC., Raymond James & Associates, Inc., RBC Capital Markets, LLC and Wells Fargo Securities, LLC, as representatives of the several Underwriters.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SandRidge Energy, Inc.

	By:	/s/ Philip T. Warman
		Name:	Philip T. Warman
		Title:	Senior Vice President, General Counsel and Corporate Secretary
Date: August 12, 2011

Exhibit Index

Exhibit No.	Description
1.1

Underwriting Agreement, dated August 10, 2011, by and among SandRidge, the Trust, and Morgan Stanley & Co. LLC., Raymond James & Associates, Inc., RBC Capital Markets, LLC and Wells Fargo Securities, LLC, as representatives of the several Underwriters.